    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1998.
                                                        REGISTRATION NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ADVANCED RADIO TELECOM CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                       4812                                     52-1869023
(STATE OR OTHER JURISDICTION             (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         CODE NUMBER)                           IDENTIFICATION NO.)


  500 108TH AVENUE NE, SUITE 2600, BELLEVUE, WASHINGTON 98004  (425) 688-8700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            THOMAS M. WALKER, ESQ.
                                GENERAL COUNSEL
                        500 108TH AVENUE NE, SUITE 2600
                          BELLEVUE, WASHINGTON  98004
                     (425) 688-8700 / (425) 990-1642 (FAX)
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                       COPIES OF ALL COMMUNICATIONS TO:

                              MARY E. WEBER, ESQ.
                                 ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                            BOSTON, MA  02110-2624
                     (617) 951-7000 / (617) 951-7050 (FAX)

                              -------------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-33689.
                                                  ---------

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
                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================================

   Title of Each Class of     Additional Amount          Proposed Maximum                Proposed Maximum               Amount of
Securities to be Registered   to be Registered    Offering Price Per Share /(1)/   Aggregate Offering Price /(1)/   Registration Fee

------------------------------------------------------------------------------------------------------------------------------------

Common Stock,$.001 Par          526,748 shs.                $15.1875                       $8,000,000                   $2,360
 Value (including
Junior Preferred Stock
 Purchase Rights)
====================================================================================================================================


  (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) for the purpose of calculating the registration fee based on the average of the high and low sales prices on April 13, 1998.

  (2) An additional filing fee of $12,122 was previously paid for 5,000,000 shares registered for issuance pursuant to acquisitions under Registration Statement on Form S-4 No. 333-33689, which was filed on August 15, 1997.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                     REGISTRATION OF ADDITIONAL SECURITIES

     This registration statement is intended to register an additional 526,748 shares of common stock, $.001 par value and Junior Preferred Stock Purchase Rights associated with the shares pursuant to a Rights Agreement dated as of June 20, 1997 (the "Common Stock") of Advanced Radio Telecom Corp. (the "Company") pursuant to Rule 462(b) of the Securities Act of 1933. The contents of Post-Effective Amendment No. 1 to the Company's registration statement on Form S-4, Registration No. 333-33689, as filed with the Securities and Exchange Commission on April 14, 1998 are hereby incorporated by reference into this registration statement.


                                   EXHIBITS

Exhibit
Number    Description
------    -----------

5         --Opinion of Ropes & Gray.
23.1      --Consent of Independent Accountants.
23.2      --Consent of Ropes & Gray. (Included in Exhibit 5.1)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington on the 14th day of April, 1998.

                              Advanced Radio Telecom Corp.


                              By: /s/ Henry C. Hirsch
                                  -------------------------
                              Title: Chairman, Chief Executive Officer
                                     and Director

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 14th day of April, 1998.

SIGNATURE                            TITLE                        DATE
---------                            -----                        ----

/s/ Henry C. Hirsch          Chairman, Chief Executive Officer    April 14, 1998
--------------------------
Henry C. Hirsch              and Director

/s/ Thomas A. Grina          Executive Vice President and         April 14, 1998
--------------------------
Thomas A. Grina              Chief Financial Officer

*                            Vice-Chairman and Director
--------------------------
Vernon L. Fotheringham

*                            Director
--------------------------
James C. Cook

*                            Director
--------------------------
Mark C. Demetree

*                            Director
--------------------------
Andrew I. Fillat

*                            Director
--------------------------
James B. Murray

*                            Director
--------------------------
Alan Z. Senter

* Appointed Thomas A. Grina to act as attorney-in-fact and agent with respect to any Rule 462(b) Registration Statement relating to the registration of additional securities for the offering reflected by the Company's Registration Statement on Form S-4, Registration No. 333-33689.

                                      -3-